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                                                                   Exhibit 23(d)


              Consent of Independent Certified Public Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated January 26, 2000, relating to the consolidated financial statements of FCNB Corp that are incorporated by reference in the annual report on Form 10-K of FCNB Corp for the year ended December 31, 1999. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ Keller Bruner & Company, L.L.P.

Frederick, Maryland
November 10, 2000